SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                          Date of Report: July 19, 2005

                               CTD HOLDINGS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

   Florida                    0-24930                        59-3029743
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(State or other         Commission File No.      IRS Employer Identification No.
jurisdiction of
incorporation)


              27317 N.W. 78th Avenue, High Springs, Florida, 32643
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 386-454-0887

            --------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 4.01  Changes In Registrant's Certifying Accountant.

     On July 19, 2005, CTD Holdings, Inc. (hereinafter, the "Registrant") engaged Baumann, Raymondo & Company, P.A. as its independent auditors for the year ending December 31, 2005, to replace the firm of James Moore & Co., P.L. which was dismissed as its auditors effective July 19, 2005. The decision to change auditors was approved by the Registrant's Board of Directors.

     The reports of James Moore & Co. on the financial statements of the Registrant for the years ended December 31, 2003, and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with James Moore & Co., P.L., which disagreements, if not resolved to the satisfaction of James Moore & Co., P.L., would have caused it to make reference to the subject matter of the disagreement in the report, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures in connection with the audits of the Registrant's consolidated financial statements for the two-year period ended December 31, 2004, or with regard to the Company's most recent 10-QSB filed May 13, 2005.


Item 9.01.  Financial Statements and Exhibits

Exhibit 9.01-16    Letter of Consent to Dismissal By                  Attached
                   James Moore & Co., P.L.                            Hereto


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 20, 2005             CTD HOLDINGS, INC.
                                 (Registrant)

                                 /s/ C.E. Rick Strattan
                                 --------------------------------------
                                 C. E. RICK STRATTAN, President, Chief
                                 Executive Officer, and Chief Financial Officer